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                                                                         EX 24-1

                               POWER OF ATTORNEY

                            MELLON BANK CORPORATION


Know all men by these presents, that each person whose signature appears below constitutes and appoints James M. Gockley and William E. Marquis, and each of them, such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign one or more Registration Statements pursuant to the Securities Act of 1993, as amended, with respect to the registration of up to 500,000 shares of Mellon Bank Corporation (the "Corporation") common stock to be issued pursuant to the Asset Purchase Agreement dated as of March 31, 1995, by and between the Corporation and Certus Financial Corporation and any and all amendments (including post-effective amendments) thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent and each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

WITNESS the due execution hereof by the following persons in the capacities indicated on this 18th day of April, 1995.


    /s/ Frank V. Cahouet                    /s/ Charles A. Corry
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Frank V. Cahouet, Director and          Charles A. Corry, Director
  Principal Executive Officer



    /s/ Burton C. Borgelt                   /s/ C. Frederick Fetterolf
- ----------------------------------      ----------------------------------
Burton C. Borgelt, Director             C. Frederick Fetterolf, Director



    /s/ Carol R. Brown                      /s/ Ira J. Gumberg
- ----------------------------------      ----------------------------------
Carol R. Brown, Director                Ira J. Gumberg, Director
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    /s/ J. W. Connolly                      /s/ Pemberton Hutchinson
- ----------------------------------      ----------------------------------
J. W. Connolly, Director                Pemberton Hutchinson, Director



    /s/ Rotan E. Lee                        /s/ W. Keith Smith
- ----------------------------------      ----------------------------------
Rotan E. Lee, Director                  W. Keith Smith, Director



    /s/ Andrew W. Mathieson                 /s/ Howard Stein
- ----------------------------------      ----------------------------------
Andrew W. Mathieson, Director           Howard Stein, Director



    /s/ Edward J. McAniff                   /s/ Joab L. Thomas
- ----------------------------------      ----------------------------------
Edward J. McAniff, Director             Joab L. Thomas, Director



    /s/ Robert Mehrabian                    /s/ Wesley W. von Schack
- ----------------------------------      ----------------------------------
Robert Mehrabian, Director              Wesley W. von Schack, Director



    /s/ Seward Prosser Mellon               /s/ William J. Young
- ----------------------------------      ----------------------------------
Seward Prosser Mellon, Director         William J. Young, Director



    /s/ David S. Shapira
- ----------------------------------
David S. Shapira, Director




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